Exhibit 99.1

For Immediate Release	News Announcement

MISONIX REPORTS FISCAL 2021 THIRD QUARTER FINANCIAL RESULTS

Misonix Raises Guidance for neXus® Ultrasonic Surgical System

to 200 Unit Placements by Fiscal 2021 Year-End

FARMINGDALE, N.Y., May 6, 2021 — Misonix, Inc. (Nasdaq: MSON) (“Misonix” or the “Company”), a provider of minimally invasive therapeutic ultrasonic medical devices and regenerative products that enhance clinical outcomes, today reported financial results for the fiscal 2021 third quarter ended March 31, 2021 as summarized below:

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2021	2020	2021	2020

Revenue	$18,347,180	$17,902,512	$54,338,932	$48,770,419
Gross profit	$12,944,426	$12,590,947	$38,560,879	$34,277,098
Gross profit percentage	70.6%	70.3%	71.0%	70.3%
Pretax loss	$(3,756,804)	$(6,043,477)	$(10,000,053)	$(13,420,961)
Income tax benefit	$–	$(455,000)	$–	$(4,540,000)
Net loss	$(3,756,804)	$(5,588,477)	$(10,000,053)	$(8,880,961)

EBITDA (1)	$(1,754,517)	$(4,269,601)	$(3,873,503)	$(9,348,944)
Adjusted EBITDA (1)	$(1,009,524)	$(3,787,398)	$(1,609,366)	$(5,403,621)

	March 31,	June 30,
	2021	2020

Cash and cash equivalents	$30,913,686	$37,978,809
Current and Long Term Debt	$43,395,248	$43,695,249

(1)	Definitions and disclosures regarding non-GAAP financial information including reconciliations are included at the end of this press release.

Third Quarter Fiscal Year 2021 Highlights:

●	Fiscal 2021 third quarter revenue of $18.3 million increased 2.5%, compared to $17.9 million in the fiscal 2020 third quarter.
	o	Domestic surgical revenue increased 14.7%
	o	International surgical revenue increased 11.8%
	o	Domestic wound revenue declined 9.8%

●	Gross profit percentage on sales for the fiscal 2021 third quarter increased to 70.6%, compared with 70.3% in the fiscal 2020 third quarter.

●	Operating expenses decreased 11.6% during the fiscal 2021 third quarter as compared with the fiscal 2020 third quarter, reflecting improved cost management.

●	Net loss for the fiscal 2021 third quarter narrowed to $3.8 million, or a loss of $0.22 per diluted share, compared to a net loss of $5.6 million, or a loss of $0.34 per diluted share, in the fiscal 2020 third quarter.

●	Fiscal 2021 third quarter Adjusted EBITDA improved to a loss of $1.0 million, compared to an Adjusted EBITDA loss of $3.8 million in the fiscal 2020 third quarter.

●	In March 2021, Misonix received a Health Canada license for the neXus® Ultrasonic Surgical System, allowing the Company to commercialize neXus, along with its various handpieces and disposable products, across Canada.

●	Following the successful launch of the neXus Ultrasonic Surgical System in select international markets and continued strong demand domestically, the Company now expects to place 200 neXus units by fiscal 2021 year-end, an increase from its previous guidance of 180 units.

Stavros Vizirgianakis, President and Chief Executive Officer of Misonix stated, “Our fiscal third quarter 2021 results mark a return to top-line growth for the first time since the peak of the COVID-19 pandemic last June and reflects growing demand for our proprietary ultrasonic products and procedural solutions as market conditions improve. Total fiscal third quarter revenue growth of 2.5% year-over-year, combined with the ongoing success of our team in strategically shifting and accelerating key priorities across our business resulted in a 2.8% year-over-year increase in gross profit with a strong gross margin of 70.6%.

“Accelerating demand for our neXus Ultrasonic Surgical System and record BoneScalpel and SonaStar product sales growth drove a 13.7% year-over-year increase in fiscal third quarter total surgical revenue, including 14.7% growth domestically and 11.8% growth internationally. Recall, we recorded 41% year-over-year domestic surgical revenue growth in the comparable fiscal third quarter of 2020 following the launch of neXus in the United States. As such, we are pleased with our ability to achieve mid-teens domestic surgical revenue growth in the current quarter despite the difficult comparison. Though our wound business remains challenged, our SonicOne product sales increased 26% quarter over quarter and we believe that our regenerative products are on an improved trajectory as treatment begins to return to wound care centers.

“During the fiscal third quarter, we launched neXus in select international markets including Canada and parts of the European Union, as well as a number of other select countries. The tremendous response we have received from global healthcare practitioners to-date is further affirmation of the efficiency and efficacy our ultrasonic technology delivers in treating procedures across spine surgery, neurosurgery, orthopedic surgery, laparoscopic surgery, and wound care. We also announced a new range of extremity fixation products to address the orthoplastics market, which complement our existing wound debridement and regenerative products portfolio. By creating a more encompassing offering, we not only significantly increase our average revenue per procedure, but also believe that we have further enhanced physicians’ ability to improve patient outcomes.

“In summary, we are encouraged by the early signs of a recovery that we are seeing across our business in both surgical and wound. The overall operating environment has continued to improve, though there are some clear differences by geography and procedural focus. Looking ahead, we expect to see an acceleration in our surgical business and a return to growth in our wound segment beginning in the second half of calendar 2021. We remain focused on developing and refining our commercial infrastructure, including acquiring additional sales resources, to ensure that we are in the best position to drive market share gains and further adoption of our surgical and regenerative products as we move deeper into the recovery phase. We are confident this approach will enable Misonix to deliver on goals for long-term profitable growth and enhanced shareholder value.”

Sales Performance Supplemental Data

	For the three months ended March 31,		Net change
	2021	2020	$	%
Total
Surgical	$10,351,130	$9,102,711	$1,248,419	13.7%
Wound	7,996,050	8,799,801	(803,751)	-9.1%
Total	$18,347,180	$17,902,512	$444,668	2.5%

Domestic:
Surgical	$6,940,825	$6,052,548	$888,277	14.7%
Wound	7,872,060	8,725,868	(853,808)	-9.8%
Total	$14,812,885	$14,778,416	$34,469	0.2%

International:
Surgical	$3,410,305	$3,050,163	$360,142	11.8%
Wound	123,990	73,933	50,057	67.7%
Total	$3,534,295	$3,124,096	$410,199	13.1%

Joe Dwyer, Chief Financial Officer, added, “We are encouraged by our ability to generate product revenue growth both on a year-over-year and quarterly sequential basis against the backdrop of a difficult, albeit improving, operating environment. Notably, the various initiatives we have implemented over the last year to streamline our cost structure enabled us to meaningfully reduce third quarter operating expenses by 11.6%, or $2.1 million, compared to the prior year period. Top line growth, combined with healthy gross margins of over 70% and lower operating expenses, resulted in a 73.3% year-over-year improvement in Adjusted EBITDA to a loss of $1.0 million in the fiscal 2021 third quarter, compared to a loss of $3.8 million in the prior year.

“We continued to deliver on our goal of lowering our cash burn and recently restructured our term debt to lower our borrowing rate and extend the maturity date and debt repayment schedule. With a strong balance sheet reflecting approximately $31 million in cash at March 31, 2021, we are confident that our liquidity position will support the continued investment in our business and our goals for growth. We continue to see an improvement in general market conditions and procedural volumes across most of our markets as the vaccine rollout progresses. Assuming this trend continues without any further disruptions, we expect to generate fiscal 2021 full year revenue of $72.8 million to $73.3 million.”

Fiscal Third Quarter 2021 Conference Call and Webcast

Misonix will host a conference call and webcast today, May 6, 2021, at 4:30 p.m. ET to discuss its financial results and operations, and host a question and answer session. The dial-in number for the audio conference call is 866-248-8441 (domestic) or 323-289-6576 (international) conference ID: 9869811. Participants may also listen to a live webcast of the call at the Company’s website through the “Events and Presentations” section under “Investor Relations” at www.misonix.com. Following its completion, a replay of the webcast will be available for 30 days on the Company’s website, www.misonix.com.

About Misonix, Inc.

Misonix, Inc. (Nasdaq: MSON) is a provider of minimally invasive therapeutic ultrasonic medical devices and regenerative tissue products. Its surgical team markets and sells BoneScalpel and SonaStar, which facilitate precise bone sculpting and removal of soft and hard tumors and tissue, primarily in the areas of neurosurgery, orthopedic, plastic and maxillo-facial surgery. The Company’s wound team markets and sells TheraSkin, Therion, TheraGenesis and SonicOne to debride, treat and heal chronic and traumatic wounds in inpatient, outpatient and physician office sites of service. At Misonix, Better Matters! That is why throughout the Company’s history, Misonix has maintained its commitment to medical technology innovation and the development of products that radically improve outcomes for patients. Additional information is available on the Company’s web site at www.misonix.com.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain “forward looking statements” that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements include projections regarding Misonix’s future operating results, ability to grow revenue, and ability to maintain gross profit margins. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, the impact of COVID-19, or other pandemics, including the potential effects of new strains of the virus and any increased rates of infection, vaccine roll-out globally and the efficacy of such vaccines, and the impact of related governmental, individual and business responses. This includes our ability to obtain or forecast accurate surgical procedure volume in the midst of the COVID-19 pandemic; the risk that the COVID-19 pandemic could lead to further material delays and cancellations of, or reduced demand for, surgical or wound care procedures; curtailed or delayed capital spending by hospitals and surgical centers; potential closures of our facilities; delays in gathering clinical evidence; diversion of management and other resources to respond to the COVID-19 outbreak; the impact of global and regional economic and credit market conditions on healthcare spending; the risk that the COVID-19 virus disrupts local economies and causes economies in our key markets to enter prolonged recessions; the ability of our staff to travel to work; our ability to maintain adequate inventories and delivery capabilities; the impact on our customers and supply chain, and the impact on demand in general. These forward-looking statements are also subject to uncertainties and change resulting from delays and risks associated with the performance of contracts; risks associated with international sales and currency fluctuations; uncertainties as a result of research and development; acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy; risks involved in introducing and marketing new products; potential acquisitions; the entry of competitive products into the marketplace; consumer and industry acceptance; litigation and/or court proceedings, including the timing and monetary requirements of such activities; the timing of finding strategic partners and implementing such relationships; regulatory risks including clearance of pending and/or contemplated 510(k) filings; our ability to achieve and maintain profitability in our business lines; access to capital; and other factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims any obligation to update its forward-looking statements.

Contact:
Joe Dwyer	Norberto Aja, Jennifer Neuman
Chief Financial Officer	JCIR
Misonix, Inc.	212-835-8500 or mson@jcir.com
631-927-9113

Misonix, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the three months ended		For the nine months ended
	March 31,		March 31,
	2021	2020	2021	2020

Revenue	$18,347,180	$17,902,512	$54,338,932	$48,770,419
Cost of revenue	5,402,754	5,311,565	15,778,053	14,493,321
Gross profit	12,944,426	12,590,947	38,560,879	34,277,098

Operating expenses:
Selling expenses	10,891,292	11,609,943	30,284,046	28,611,090
General and administrative expenses	3,631,175	4,463,467	12,002,453	13,820,989
Research and development expenses	1,317,036	1,842,837	3,535,587	3,701,697
Total operating expenses	15,839,503	17,916,247	45,822,086	46,133,776
Loss from operations	(2,895,077)	(5,325,300)	(7,261,207)	(11,856,678)

Other income (expense):
Interest income	4,519	37,785	8,531	61,954
Interest expense	(866,464)	(755,528)	(2,749,292)	(1,624,659)
Other	218	(434)	1,915	(1,578)
Total other expense	(861,727)	(718,177)	(2,738,846)	(1,564,283)

Loss from operations before income taxes	(3,756,804)	(6,043,477)	(10,000,053)	(13,420,961)

Income tax benefit	–	455,000	–	4,540,000

Net loss	$(3,756,804)	$(5,588,477)	$(10,000,053)	$(8,880,961)

Net loss per share:
Basic	$(0.22)	$(0.34)	$(0.58)	$(0.64)
Diluted	$(0.22)	$(0.34)	$(0.58)	$(0.64)

Weighted average shares - Basic	17,226,181	16,619,981	17,219,221	13,841,032
Weighted average shares - Diluted	17,226,181	16,619,981	17,219,221	13,841,032

Misonix, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31,	June 30,
	2021	2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$30,913,686	$37,978,809
Accounts receivable, less allowance for doubtful accounts of $2,265,401 and $2,573,968, respectively	12,034,563	11,064,768
Inventories, net	14,413,671	14,010,684
Prepaid expenses and other current assets	785,859	1,668,244
Total current assets	58,147,779	64,722,505

Property, plant and equipment, net of accumulated amortization and depreciation of $14,720,985 and $12,715,917, respectively	8,860,056	7,304,258
Patents, net of accumulated amortization of $1,462,069 and $1,341,976, respectively	763,900	784,318
Goodwill	108,234,664	108,310,350
Intangible assets	20,112,955	21,281,136
Lease right-of-use assets	1,108,454	1,098,830
Other assets	307,909	322,310
Total assets	$197,535,717	$203,823,707

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$5,850,797	$4,273,568
Accrued expenses and other current liabilities	7,862,497	7,515,751
Current portion of lease liabilities	508,924	414,058
Current portion of notes payable	4,621,766	5,099,744
Total current liabilities	18,843,984	17,303,121

Non-current liabilities:
Notes payable	38,773,482	38,595,505
Lease liabilities	645,804	723,553
Deferred tax liabilities	33,293	33,293
Other non-current liabilities	227,599	516,665
Total liabilities	58,524,162	57,172,137

Commitments and contingencies

Shareholders' equity
Common stock, $.0001 par value; shares authorized 40,000,000; 17,405,845 and 17,369,435 shares issued and outstanding in each period	1,741	1,737
Additional paid-in capital	188,321,138	185,961,104
Accumulated deficit	(49,311,324)	(39,311,271)
Total shareholders' equity	139,011,555	146,651,570

Total liabilities and shareholders' equity	$197,535,717	$203,823,707

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: EBITDA and Adjusted EBITDA. The Company defines EBITDA as the net income (loss) as reported under GAAP, plus depreciation and amortization expense, interest expense and income tax expense (benefit). The Company defines Adjusted EBITDA as EBITDA plus non-cash stock compensation expense and M&A transaction fees. Historically, the Company excluded bad debt expense from its calculation of Adjusted EBITDA by adding bad debt expense to EBITDA. Beginning with the quarter ended September 30, 2020, the Company will no longer exclude bad debt expense from the calculation Adjusted EBITDA, and prior comparative periods will be adjusted accordingly.

The Company has also provided below pro-forma revenue, which is also a non-GAAP financial measurement. The Company acquired the operations of Solsys Medical at the end of its first fiscal quarter ended September 30, 2019. The Company has presented pro forma revenue to show revenue on a comparable basis as if Solsys had been acquired at the beginning of the comparative periods presented.

We present these non-GAAP measures because we believe these measures are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as a measure of our operating performance and believes that these measures are useful to investors because they are frequently used by analysts, investors and other interested parties to evaluate the operating performance of companies in our industry. We also believe that these measures are useful to our management and investors as a measure of comparative operating performance from period to period.

	Nine Months Ended
	March 31,		Net Change
	2021	2020	$	%

Revenue as reported	$54,338,932	$48,770,419	$5,568,513	11.4%
Solsys revenue	–	8,381,196

Pro forma revenue	$54,338,932	$57,151,615	$(2,812,683)	-4.9%

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2021	2020	2021	2020

EBITDA:
Net loss	$(3,756,804)	$(5,588,477)	$(10,000,053)	$(8,880,961)
Income tax benefit	–	(455,000)	–	(4,540,000)
Depreciation and amortization	1,135,823	1,018,348	3,377,258	2,447,359
Interest expense	866,464	755,528	2,749,292	1,624,658
EBITDA	(1,754,517)	(4,269,601)	(3,873,503)	(9,348,944)

Non-cash stock compensation	744,993	482,203	2,264,137	1,231,939
Reserve for contract asset	–	–	–	960,000
M&A transaction fees	–	–	–	1,753,384
Adjusted EBITDA	$(1,009,524)	$(3,787,398)	$(1,609,366)	$(5,403,621)